UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 28, 2011

GENERAL MILLS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-01185	41-0274440
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Number One General Mills Boulevard, Minneapolis, MN		55426
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (763) 764-7600

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On November 17, 2011, General Mills, Inc. (the “Company”) agreed to sell $1,000,000,000 aggregate principal amount of its 3.150% Notes due 2021 (the “Notes”) pursuant to the Underwriting Agreement, dated November 17, 2011 (the “Underwriting Agreement”), among the Company, Goldman, Sachs & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley & Co. LLC, as representatives of the several underwriters listed on Schedule II of the Underwriting Agreement. The Notes will be issued pursuant to that certain Indenture, dated as of February 1, 1996 (as amended, the “Indenture”), between the Company and U.S. Bank National Association, as Trustee, and the Officers’ Certificate and Authentication Order, dated November 28, 2011 (the “Officers’ Certificate”), pursuant to Sections 201, 301 and 303 of the Indenture. The offer and sale of the Notes has been registered under the Securities Act of 1933, as amended, by Registration Statement on Form S-3 (No. 333-155932). The sale of the Notes is expected to close on November 28, 2011.

The purpose of this Current Report is to file with the Securities and Exchange Commission the Underwriting Agreement, the Officers’ Certificate and the opinion of Richard C. Allendorf with respect to the validity of the Notes.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

1.1	Underwriting Agreement, dated November 17, 2011, among the Company, Goldman, Sachs & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley & Co. LLC, as representatives of the several underwriters listed on Schedule II thereto.

4.1	Officers’ Certificate and Authentication Order, dated November 28, 2011, for the 3.150% Notes due 2021 (which includes the form of Note) issued pursuant to the Indenture.

5.1	Opinion of Richard C. Allendorf, Esq for the 3.150% Notes due 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

General Mills, Inc.

Date: November 28, 2011	By:	/s/ Donal L. Mulligan
Name: Donal L. Mulligan
Title: Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement, dated November 17, 2011, among the Company, Goldman, Sachs & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley & Co. LLC, as representatives of the several underwriters listed on Schedule II thereto.

4.1	Officers’ Certificate and Authentication Order, dated November 28, 2011, for the 3.150% Notes due 2021 (which includes the form of Note) issued pursuant to the Indenture.

5.1	Opinion of Richard C. Allendorf, Esq for the 3.150% Notes due 2021.